Exhibit 1

INFORMATION REGARDING THE INSTRUCTION C PERSONS

The following sets forth the name, position, address, principal occupation, and citizenship of each director and executive officer of the applicable Reporting Persons (such executive officers and directors, the “Instruction C Persons”). To the best of the Reporting Persons’ knowledge, (i) none of the Instruction C Persons during the last five years has been convicted in a criminal proceeding (excluding traffic violations or other similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws and (ii) none of the Instruction C Persons owns any shares of Common Stock.

The following is a list of the directors and executive officers of Temasek Holdings (Private) Limited:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek Holdings (Private) Limited)	Chairman, Temasek Holdings (Private) Limited	Singaporean

Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519 (Deputy Chairman and Director, Temasek Holdings (Private) Limited)	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean

Kua Hong Pak 205 Braddell Road East Wing Level 2 Singapore 579701 (Director, Temasek Holdings (Private) Limited)	Senior Advisor, ComfortDelGro Corporation Limited	Singaporean

Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623 (Director, Temasek Holdings (Private) Limited)	Managing Director, G.K. Goh Holdings Limited	Singaporean

Teo Ming Kian 250 North Bridge Road #05-01 Raffles City Tower Singapore 179101 (Director, Temasek Holdings (Private) Limited)	Chairman, Vertex Venture Holdings Ltd.	Singaporean

Marcus Wallenberg SE-106 40 Stockholm, Sweden (Director, Temasek Holdings (Private) Limited)	Chairman, Skandinaviska Enskilda Banken, Saab AB and FAM AB	Swedish

Name, Business Address and Position	Present Principal Occupation	Citizenship
Lien Jown Leam Michael One Raffles Place (formerly known as OUB Centre) #51-00 Singapore 048616 (Director, Temasek Holdings (Private) Limited)	Executive Chairman, Wah Hin and Company Private Limited	Singaporean

Robert Bruce Zoellick c/o 1875 I Street NW 5th Floor Washington, DC 20006 United States of America (Director, Temasek Holdings (Private) Limited)	Chairman, AllianceBernstein	American

Chin Yoke Choong Bobby c/o 1 Joo Koon Circle #13-01 FairPrice Hub Singapore 629117 (Director, Temasek Holdings (Private) Limited)	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

Ng Chee Siong Robert 11th - 12th Floors Tsim Sha Tsui Centre Salisbury Road Tsim Sha Tsui, Kowloon, Hong Kong (Director, Temasek Holdings (Private) Limited)	Chairman, Sino Land Company Ltd.	Singaporean / Hong Kong Permanent Resident

Peter Robert Voser Affolternstrasse 44 8050 Zurich Switzerland (Director, Temasek Holdings (Private) Limited)	Chairman, ABB Ltd	Swiss

Lee Ching Yen Stephen No.160 Robinson Road #13-06 SBF Center Singapore 068914 (Director, Temasek Holdings (Private) Limited)	Managing Director Great Malaysia Textile Investments Pte Ltd	Singaporean

Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Deputy Chairman & CEO, Temasek International Pte. Ltd.	Singaporean

Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director & CEO, Temasek Holdings (Private) Limited	Singaporean

Name, Business Address and Position	Present Principal Occupation	Citizenship

Dilhan Pillay Sandrasegara

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Deputy CEO,

Joint Head, Enterprise Development Group,

Joint Head, Investment Group,

Joint Head, Singapore,

Head, Americas,

Temasek International Pte. Ltd.)

	Deputy CEO, Joint Head, Enterprise Development Group, Joint Head, Investment Group, Joint Head, Singapore, Head, Americas, Temasek International Pte. Ltd.	Singaporean

Chia Song Hwee

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(President & Chief Operating Officer,

Joint Head, Investment Group,

Joint Head, Portfolio Management Group,

Joint Head, Singapore,

Temasek International Pte. Ltd.)

	President & Chief Operating Officer, Joint Head, Investment Group, Joint Head, Portfolio Management Group, Joint Head, Singapore, Temasek International Pte. Ltd.	Singaporean

Jonathon Revill Christopher Allaway 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Technology Officer, Temasek International Pte. Ltd.)	Chief Technology Officer, Temasek International Pte. Ltd.	Australian

Syed Fidah Bin Ismail Alsagoff 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Life Sciences, Temasek International Pte. Ltd.)	Head, Life Sciences, Temasek International Pte. Ltd.	Singaporean

Michael John Buchanan

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Strategy,

Senior Managing Director,

Portfolio Strategy & Risk Group,

Head, Australia & New Zealand,

Temasek International Pte. Ltd.)

	Head, Strategy, Senior Managing Director, Portfolio Strategy & Risk Group, Head, Australia & New Zealand, Temasek International Pte. Ltd.	Australian

Name, Business Address and Position	Present Principal Occupation	Citizenship
Chan Wai Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.)	Joint Head, Corporate Development Group, Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

Gregory Lynn Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (President, Temasek International Pte. Ltd.)	President, Temasek International Pte. Ltd.	American

Luigi Feola 23 King Street London SW1Y 6QY United Kingdom (Senior Managing Director, Europe, Joint Head, Consumer, Temasek International (Europe) Limited)	Senior Managing Director, Europe, Joint Head, Consumer, Temasek International (Europe) Limited	Italian

Nagi Adel Hamiyeh

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Joint Head, Enterprise Development Group,

Joint Head, Consumer,

Joint Head, Industrials,

Head, Real Estate,

Head, Africa & Middle East,

Temasek International Pte. Ltd.)

	Joint Head, Enterprise Development Group, Joint Head, Consumer, Joint Head, Industrials, Head, Real Estate, Head, Africa & Middle East, Temasek International Pte. Ltd.	Singaporean

Hu Yee Cheng Robin 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.)	Head, Sustainability & Stewardship Group, Temasek International Pte. Ltd.	Singaporean

Uwe Krueger 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Business Services, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.)	Head, Business Services, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.	German

Name, Business Address and Position	Present Principal Occupation	Citizenship
Ravi Lambah 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Telecom, Media & Technology, Joint Head, India, Temasek International Pte. Ltd.)	Head, Telecom, Media & Technology, Joint Head, India, Temasek International Pte. Ltd.	Maltese

Leong Wai Leng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited)	Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited	Singaporean

John William Marren 101 California St., Suite 3700 San Francisco, CA 94111 United States of America (Senior Managing Director, North America, Temasek International (USA) LLC)	Senior Managing Director, North America, Temasek International (USA) LLC	American

Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (General Counsel, Temasek International Pte. Ltd.)	General Counsel, Temasek International Pte. Ltd.	Singaporean

Png Chin Yee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Head, Financial Services, Senior Managing Director, China, Temasek International Pte. Ltd.)	Head, Financial Services, Senior Managing Director, China, Temasek International Pte. Ltd.	Singaporean

Rohit Sipahimalani 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Strategy & Risk Group, Joint Head, India, Temasek International Pte. Ltd.)	Joint Head, Portfolio Strategy & Risk Group, Joint Head, India, Temasek International Pte. Ltd.	Singaporean

Name, Business Address and Position	Present Principal Occupation	Citizenship

Tan Chong Lee

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(President,

Joint Head, Portfolio Management Group,

Head, Europe,

Head, South East Asia,

Temasek International Pte. Ltd.)

	President, Joint Head, Portfolio Management Group, Head, Europe, Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

Teo Juet Sim Juliet

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Transportation & Logistics,

Senior Managing Director,

Portfolio Management,

Temasek International Pte. Ltd.)

	Head, Transportation & Logistics, Senior Managing Director, Portfolio Management, Temasek International Pte. Ltd.	Singaporean

Alan Raymond Thompson

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, Private Equity Fund Investments,

Senior Managing Director, Enterprise Development Group,

Temasek International Pte. Ltd.)

	Head, Private Equity Fund Investments, Senior Managing Director, Enterprise Development Group, Temasek International Pte. Ltd.	Singaporean

Benoit Louis Marie Francois Valentin 23 King Street London SW1Y 6QY United Kingdom (Senior Managing Director, Europe, Joint Head, Industrials, Temasek International (Europe) Limited)	Senior Managing Director, Europe, Joint Head, Industrials, Temasek International (Europe) Limited	French

John Joseph Vaske 375 Park Avenue, 14th Floor New York, NY 10152 United States of America (Joint Head, North America, Temasek International (USA) LLC)	Joint Head, North America, Temasek International (USA) LLC	American

Wu Yibing 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 (Joint Head, Portfolio Strategy & Risk Group, Head, China, Temasek International Pte. Ltd.)	Joint Head, Portfolio Strategy & Risk Group, Head, China, Temasek International Pte. Ltd.	American

The following is a list of the directors and executive officers of Fullerton Management Pte Ltd:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Leong Wai Leng c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Chief Financial Officer, Joint Head, Corporate Development Group, Temasek Holdings (Private) Limited	Singaporean

Cheong Kok Tim c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Managing Director – Legal & Regulatory, Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors and executive officers of Cairnhill Investments (Mauritius) Pte Ltd:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Ashraf Ramtoola c/o SGG Corporate Services (Mauritius) Ltd 33 Edith Cavell Street Port Louis, Mauritius 11324 (Director)	Senior Manager, SGG Corporate Services (Mauritius) Ltd	Mauritian

Rooksana Bibi Shahabally Coowar c/o SGG Corporate Services (Mauritius) Ltd 33 Edith Cavell Street Port Louis, Mauritius 11324 (Director)	Head of Client Services, SGG Corporate Services (Mauritius) Ltd	Mauritian

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Lay Chee Seng William c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors and executive officers of Maxwell (Mauritius) Pte Ltd:

Name, Business Address and Position	Present Principal Occupation	Citizenship
Ashraf Ramtoola c/o SGG Corporate Services (Mauritius) Ltd 33 Edith Cavell Street Port Louis, Mauritius 11324 (Director)	Senior Manager, SGG Corporate Services (Mauritius) Ltd	Mauritian

Rooksana Bibi Shahabally Coowar c/o SGG Corporate Services (Mauritius) Ltd 33 Edith Cavell Street Port Louis, Mauritius 11324 (Director)	Head of Client Services, SGG Corporate Services (Mauritius) Ltd	Mauritian

Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Lay Chee Seng William c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 (Director)	Director – Finance, Temasek International Pte. Ltd.	Singaporean